UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Note Purchase Agreement dated March 8, 2015 and Convertible Promissory Note due March 8, 2016 with Tangiers Investment Group, LLC

On March 8, 2015, Global Digital Solutions, Inc. ("the Company") entered into a Note Purchase Agreement (the “Tangiers NPA”) with Tangiers Investment Group, LLC ("Tangiers"), for the sale of a 10% convertible promissory note in the principal amount of up to $220,000, plus a 10% original issue discount (the "Tangiers Note"). On March 10, 2015, the Company closed on an initial funding of $82,500 and received net proceeds of $67,500, after deducting $7,500 retained by Tangiers for the original issue discount for due diligence and legal bills related to the transaction, and $7,500 that the Company paid to a third party for a finders fee. Tangiers has the option to finance additional amounts, up to the balance of the $220,000, during the term of the Tangiers Note.

The principal due under the Tangiers Note bears interest at the rate of 10% per annum. Upon an event of default, interest will accrue at the lower of 20% or the highest rate permitted by law. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note. All interest and principal must be repaid on or before March 8, 2016. The Tangiers Note may be prepaid in whole or in part by the Company within 180 days, at redemption premiums ranging from 15% to 35% of the funded amount of the Tangiers Note plus accrued interest. After 180 days, the Tangiers Note may not be prepaid without the consent of all parties. The principal and interest underlying the Tangiers Note is convertible at any time into common stock, at Tangiers's option, at a conversion price equal to the lower of $0.04 or 60% of the lowest trading price of the Company's common stock during the twenty consecutive trading days prior to the date on which Tangiers (or the then-holder of the Tangiers Note) elects to convert all or part of the Tangiers Note. In connection therewith, Company agreed to reserve from its authorized and unissued shares at least four times the number of shares that may be issuable upon conversion of the note.

The foregoing descriptions of the Tangiers NPA and the Tangiers Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance of the securities set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient in each transaction; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

2

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Note Purchase Agreement dated March 8, 2015
10.2	Convertible Promissory Note dated March 8, 2015

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: March 13 2015	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

4

Exhibit Index

Exhibit Number	Description
10.1	Note Purchase Agreement dated March 8, 2015
10.2	Convertible Promissory Note dated March 8, 2015

5